Exhibit 10.1

SECOND AMENDMENT TO CREDIT AGREEMENT

This SECOND AMENDMENT TO CREDIT AGREEMENT (this “Second Amendment”), dated as of October 17, 2011, is entered into among STAG INDUSTRIAL OPERATING PARTNERSHIP, L.P., a Delaware limited partnership (“Borrower”), STAG INDUSTRIAL, INC., a Maryland corporation and the sole member of the sole general partner of Borrower (“Parent”), BANK OF AMERICA, N.A., as Administrative Agent on behalf of the various lenders (the “Lenders”) under the Credit Agreement set forth below, Swing Line Lender and L/C Issuer (the “Administrative Agent”), and the Lenders.

WHEREAS, the Borrower, Parent, Lenders, and the Administrative Agent have entered into a certain Credit Agreement dated as of April 20, 2011, as amended by that certain First Amendment to Credit Agreement dated September 30, 2011 (the “Credit Agreement”; unless otherwise defined herein, capitalized terms shall have the meaning provided in the Credit Agreement); and

WHEREAS, the parties hereto wish to amend the Credit Agreement as provided herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein and in the Credit Agreement, the parties hereto agree as follows:

1.                                       The following definitions are hereby inserted in Section 1 in their appropriate alphabetical order:

“Additional Offering” means the issuance by the Parent after October 17, 2011 of additional equity (common or preferred) with gross proceeds (before offering expenses or underwriting discounts and commissions) received of at least $50,000,000.00.

“Preferred Offering” means the issuance by the Parent after October 17, 2011 of preferred equity with gross proceeds (before offering expenses or underwriting discounts and commissions) received of at least $50,000,000.00.

“Designated Percentage” means (a) if no Additional Offering has been completed, (i) as of March 31, 2012, a maximum of 95% on a trailing 3 months basis, (ii) as of June 30, 2012, a maximum of 95% on a trailing 6 months basis, (iii) as of September 30, 2012, a maximum of 95% on a trailing 9 months basis, and (iv) as of December 31, 2012 and as of each quarter end thereafter, a maximum of 95% on a trailing 12 months basis, and (b) if an Additional Offering has been completed, (i) as of March 31, 2012, a maximum of 115% on a trailing 3 months basis, (ii) as of June 30, 2012, a maximum of 110% on a trailing 6 months basis, (iii) as of September 30, 2012, a maximum of 105% on a trailing 9 months basis, (iv) as of December 31, 2012 a maximum of 100% on a trailing 12 months basis, and (v) as of March 31, 2013 and as of each quarter end thereafter,  a maximum of 95% on a trailing 12 months basis.

“Implied Loan Amount” means, as of any date of determination, the amount of hypothetical Indebtedness that would result, on a proforma basis, in a Consolidated Debt Service Coverage Ratio as of such date of determination equal to 1.75 to 1.0, such ratio decreasing to 1.60 to 1.0 after satisfaction of the Appraisal Condition; provided that in calculating such proforma Consolidated Debt Service Coverage Ratio, the Adjusted NOI of any Borrowing Base Property shall not exceed twenty five percent (25%) of the aggregate Adjusted NOI for all Borrowing Base Properties.

2.                                       The following definitions in Article 1 are hereby amended in their entirety and shall be replaced by the following:

“Applicable Rate” means the following percentages per annum, based upon the Consolidated Leverage Ratio as set forth in the most-recent Compliance Certificate received by Administrative Agent pursuant to Section 7.02(a):

Applicable Rate

Pricing Level	Consolidated Leverage Ratio	Letters of Credit	Eurodollar Rate +	Base Rate +
1	≤ 40%	2.25%	2.25%	1.25%
2	> 40% but ≤ 50%	2.50%	2.50%	1.50%
3	> 50% but ≤ 55%	2.75%	2.75%	1.75%
4	> 55%	3.25%	3.25%	2.25%

Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated Leverage Ratio shall become effective as of the first (1st) Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 7.02(a) provided that if a Compliance Certificate is not delivered when due in accordance with such Section, then, upon the request of Required Lenders, Pricing Level 4 shall apply as of the first (1st) Business Day after the date on which such Compliance Certificate was required to have been delivered and shall remain in effect until the date on which such Compliance Certificate is delivered.

Notwithstanding anything to the contrary contained in this definition, the determination of the Applicable Rate for any period shall be subject to the provisions of Section 2.10(b).

“Borrowing Base” means, as of any date of determination, the lesser of (a)  the product of (i) fifty percent (50%), increasing to fifty five percent (55%) after satisfaction of the Appraisal Condition, times (ii) the aggregate Borrowing Values of the Borrowing Base Properties, and (b) the Implied Loan Amount.  Notwithstanding the foregoing, the amount of the

Borrowing Base attributable to any individual Borrowing Base Property shall not exceed twenty five percent (25%) of the Borrowing Base:”

“Permitted Distributions” means (a) for Parent for any fiscal period on and after March 31, 2012, Restricted Payments in an amount not to exceed in the aggregate the greater of (i) the Designated Percentage of Funds from Operations of the Parent, and (ii) the amount of distributions required to be paid by Parent in order for Parent to qualify as a REIT, (b) for Borrower for any fiscal period on and after March 31, 2012, Restricted Payments in an amount not to exceed in the aggregate the greater of (i) the Designated Percentage of Funds from Operations of the Borrower, and (ii) the amount of distributions required to be paid by Borrower to Parent in order for Parent to qualify as a REIT, and (c) for Parent or Borrower, with respect to any fiscal period before March 31, 2012, any cash Restricted Payments made in the ordinary course of business.

“Restricted Payment” means any dividend or other distribution (whether in cash, Equity Interests or other property) with respect to any capital stock or other Equity Interest of any Company or Subsidiary, or any payment (whether in cash, Equity Interests or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such capital stock or other Equity Interest, or on account of any return of capital to such Company’s or Subsidiary’s stockholders, partners or members (or the equivalent Person thereof).

3.                                       Section 8.05(a) is hereby deleted in its entirety and shall be replaced by the following:

“each Company (other than Parent and Borrower) and Subsidiary may make Restricted Payments to Parent, Borrower, and any other Person that owns an Equity Interest in such Company or Subsidiary, ratably according to their respective holdings of the type of Equity Interest in respect of which such Restricted Payment is being made;”

4.                                       Section 8.05(c) is hereby deleted in its entirety and shall be replaced by the following:

“(c)  Parent, Borrower and each Subsidiary may purchase, redeem or otherwise acquire Equity Interests issued by it with the proceeds received from the substantially concurrent issue of new shares of its common Equity Interests or other Equity Interests; and”

5.                                       Section 8.14(c) is hereby deleted in its entirety and shall be replaced by the following:

“(c) Minimum Fixed Charge Ratio.  As of the last day of any fiscal quarter, the ratio of (i) Consolidated EBITDA to (ii) Consolidated Fixed

Charges, in each case for the Parent, on a consolidated basis, for the fiscal quarter then ended, annualized, to be less than 1.75 to 1.0 through the quarter ending June 30, 2012, increasing to 2.0 to 1.0 for each quarter end thereafter, provided that notwithstanding the foregoing, (i) if a Preferred Offering has been completed,  such required ratio for the quarters ending December 31, 2011, and March 31, 2012 shall be revised to be 1.50 to 1.0, increasing to 1.75 to 1.0 as of June 30, 2012 and for each quarter end thereafter, and (ii) such required ratio shall be 1.75 to 1.0 as of any quarter end if the Appraisal Condition has been satisfied.”

6.                                       Except as otherwise modified by this Second Amendment, the parties hereto hereby ratify, confirm, and reaffirm all of the terms and conditions of the Credit Agreement.  The parties hereto further acknowledge and agree that all of the terms and conditions of the Credit Agreement shall remain in full force and effect except as expressly provided in this Second Amendment.

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IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

BORROWER:

STAG INDUSTRIAL OPERATING PARTNERSHIP, L.P., a Delaware limited partnership

By:	STAG Industrial GP, LLC,
its General Partner

	By:	/s/ Benjamin S. Butcher
	Name:	Benjamin S. Butcher
	Title:	President

PARENT:

STAG INDUSTRIAL, INC., a Maryland corporation

By:	/s/ Benjamin S. Butcher
Name:	Benjamin S. Butcher
Title:	President

BANK OF AMERICA, N.A., as Administrative Agent on behalf of the Lenders, the Swing Line Lender and the L/C Issuer and as Lender

By:	/s/ Jane E. Huntington
Name:	Jane E. Huntington
Title:	Senior Vice President

LENDERS:	ROYAL BANK OF CANADA, as Lender

	By:	/s/ Dan LePage
	Name:	Dan LePage
	Title:	Authorized Signatory

JP MORGAN CHASE BANK, N.A., as Lender

	By:	/s/ Stephen Hartigan
	Name:	Stephen Hartigan
	Title:	Senior Credit Banker

RBS CITIZENS, N.A., as Lender

	By:	/s/ John T. Quintal
	Name:	John T. Quintal
	Title:	Senior Vice President

UBS LOAN FINANCE LLC, as Lender

	By:	/s/ Irja R. Otsa
	Name:	Irja R. Otsa
	Title:	Associate Director Banking Products Services, US

	By:	/s/ Joselin Fernandes
	Name:	Joselin Fernandes
	Title:	Associate Director Banking Products Services, US